Exhibit B-16

BY-LAWS

Of

BRIDGE STUART INC.

A New York corporation

ARTICLE I

SHAREHOLDERS MEETINGS

Section 1. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation or at such other place within or without the State of New York as shall be stated in the notice of meeting or waiver thereof.

Section 2. Annual Meetings. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at 2:10 P.M. on January 25 of each year, if a business day, and if not a business day then on the next business day.

Section 3. Special Meetings. Special meetings of shareholders may be called at any time for any purpose or purposes by the board of directors or by the president and shall be called by the president or secretary at the written request of the holders of a majority of the issued and outstanding shares entitled to vote thereat, which request shall be delivered to the president and shall state the purpose or purposes for which it is requested that the meeting be called.

Section 4. Notice of Meetings. Written notice of the place, date, and hour of each meeting of shareholders, indicating (unless it is the annual meeting) that the notice is being issued by or at the direction of the person or persons calling the meeting, shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at said meeting and to any other shareholder to whom the giving of notice may be required by law, at his address as it appears on the record of shareholders, or at such other address as he shall have filed with the secretary as his address for the mailing of such notices. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall also include such statement as may be required by law. Notice of a meeting need not be given to any shareholder who, in person or by proxy, either attends the meeting without protest prior to the conclusion of the meeting or submits, before or after the meeting, a signed waiver of notice.

Section 5. Quorum and Adjournments. Presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum at all meetings of shareholders, provided that when a specific item of business is required to be voted on by a class or series, the holders of a majority of the shares of such class or series shall transaction of such specified item of business. The shareholders present may adjourn the meeting from time to time despite the absence of a quorum. When a meeting is adjourned to another time or place, it shall not be necessary (unless a new record date is fixed by the directors) to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the shareholders may transact any business that might have been transacted on the original date of the meeting.

Section 6. Voting. Each holder of record of shares entitled to vote at a meeting may vote in person or by proxy and shall have one vote for every such share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any corporate action, other than the election of directors, to be taken by vote of the shareholders shall, except as otherwise required by law or by the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. A list of shareholders as of the record date, certified by the secretary or a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

Section 7. Conduct of Meetings. Shareholders meetings shall be presided over by the president, and in his absence, by a vice president, and if none is present, by a chairman chosen at the meeting. The secretary of the corporation, and in his absence, an assistant secretary, and if none is present, a person chosen at the meeting, shall act as secretary of the meeting.

Section 8. Written Consent of Shareholders without A Meeting. Whenever shareholders are required or permitted to take any action by vote such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Powers, Number, Term and Qualifications. Except as otherwise provided in the certificate of incorporation, the business of the corporation shall be managed by the board of directors, each of whom shall be at least twenty-one years of age. The number of directors constituting the entire board of directors shall not be less than three, except that if all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to such limitations, the number of directors may be fixed and from time to time increased or decreased by action of a majority of the entire board of directors or by the shareholders, but no decrease shall shorten the term of any incumbent director. If not otherwise fixed by the board of directors or shareholders, the number of directors shall be three. Unless his directorship shall theretofore be vacated by resignation, death, removal, or otherwise, each director shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

Section 2. Vacancies. Any vacancies in the board of directors resulting from death, resignation, increase, in the number of directors, or any cause other than removal by the shareholders, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by vote of the shareholders. A director elected by the directors or shareholders to fill a vacancy shall hold office for the unexpired term of his predecessor.

Section 3. Removals. The shareholders may remove any director with or without cause and fill the vacancy in the board of directors thus created.

Section 4. Action by the Board. Except as otherwise provided by statute, the certificate of incorporation, or these by-laws, one-third of the entire board of directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at the time, shall be the act of the board.

Section 5. Place, Time and Notice of Meetings of the Board; Adjournments. Meetings of the board of directors may be held at any place, within or without the State of New York, as may from time to time be fixed by the board or as may be specified in the notice of meeting. Regular meetings of the board of directors may be held without notice at such times as may from time to time be fixed by the board, and special meetings may be held at any other time upon the call of any officer or director by oral, telegraphic, or written notice delivered, sent, or mailed to each director not less than two days before such meeting. The annual meeting of the board of directors may be held without notice immediately after the annual meeting of shareholders. A notice of meeting, or waiver of notice, need not specify the purpose of the meeting. Notice of meeting need not be given to any director who attends the meeting without protest or who signs, before or after the meeting, a waiver of notice. A majority of the directors present, whether or not a quorum, may adjourn any meeting to another time and place without notice other than announcement at the meeting.

Section 6. Committees. The board, by resolution adopted by a majority of the entire board, may appoint an executive committee and other committees, each consisting of three or more directors, with such powers permitted by law as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise determine. Each such committee shall serve at the pleasure of the board which may at any time fill vacancies in, change the membership of, or discharge any such committee.

ARTICLE III

OFFICERS

Section 1. Election, Term of Office and Vacancies. The board of directors at its meeting following the annual meeting of shareholders shall elect or appoint a president, a secretary, and a treasurer. The board may also elect or appoint one or more vice presidents and such other officers as it may from time to time determine. Any two or more offices may be held by the same person except the offices of president and secretary. Each officer shall hold office until the meeting of the board following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified, but the board may remove any officer with or without cause at any time. Vacancies may be filled by the board at any time.

Section 2. Powers and Duties. Officers of the corporation shall, unless otherwise provided by the board of directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be specifically conferred or imposed by the board of directors. The president shall be the chief executive officer of the corporation.

Section 3. Shares of Other Corporations. Whenever the corporation is the holder of shares of any other corporation any or all rights and powers of the corporation as such shareholder (including the attendance, acting and voting at shareholders meetings, and execution of waivers, consents, and proxies) may be exercised on behalf of the corporation by the president, any vice president, or by such other person as the board of directors may authorize.

ARTICLE IV

CERTIFICATES FOR SHARES

Section 1. Certificates. Certificates representing shares of the corporation shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal of the corporation or a facsimile thereof and countersigned and registered in such manner, if any, as the board of directors may prescribe. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation itself or an employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

Section 2. Transfer of Shares. The shares of the corporation may be transferred only by the holder in person or by his attorney upon surrender for cancellation of certificates for the shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

Section 3. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the board of directors may fix a record date for any such determination of shareholders, which date shall be not more than fifty nor less than ten days before the date of any such meeting, nor more than fifty days prior to any other action; and in any such case, only shareholders of record at the time so fixed shall be entitled to notice of and to vote at such meeting or to express such consent or dissent, or to receive such dividend, distribution or rights, or to be considered shareholders for purposes of such other action, as the case may be.

Section 4. Lost or Destroyed Certificates. No certificate for shares shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of such evidence of loss, destruction, or theft and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity in such amount and upon such terms and secured by such surety as the board of directors may in its discretion require.

Section 5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE V

CORPORATE SEAL

The seal of the corporation shall be circular in form and contain the name of the corporation and the year and state of its organization.

ARTICLE VI

AMENDMENTS

The by-laws may be amended, added to, or repealed at any time by the board of directors, except that the directors shall have no power to (a) change the quorum for meetings of shareholders or of the board of directors, (b) change any provisions of the by-laws with respect to the removal of directors or filling vacancies in the board resulting from removal by the shareholders, or (c) limit the right of shareholders to amend these by-laws. The by-laws may also be amended, added to, or repealed by vote of the shareholders entitled to vote in the election of any directors.

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